UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TRAQIQ, INC.

(Exact name of registrant as specified in its charter)

California	30-0580318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14205 SE 36th Street, Suite 100, Bellevue, WA	98006
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [X]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 024-10849 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common shares, $0.0001 par value
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Company is set forth under the caption “Description of Securities” to be Registered” in the Company’s Registration Statement on Form 1-A Registration Statement filed with the Securities and Exchange Commission (File No. 024-10849) filed with the Securities and Exchange Commission on June 6, 2018, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2. Exhibits.

Exhibit Number	Description
2.1	Articles of Incorporation filed on March 7, 2011 in Form S-1*
2.1.1	Certificate of Amendment of Articles of Incorporation filed on July 20, 2017 in Form 8-K*
2.2	Bylaws filed on March 7, 2011 in Form S-1*
3.1	Convertible Note Purchase Agreement and Note between TraqIQ, Inc. and Donald P. Hateley filed on August 24, 2017 in Form 8-K/A*
3.2	Convertible Note Purchase Agreement and Note between TraqIQ, Inc. and Alena Borisova filed on August 24, 2017 in Form 8-K/A*
3.3	Certificate of Determination for Series A Preferred filed on August 24, 2017 in Form 8-K*
3.4	Voting, Noncumulative Series A Preferred Stock Purchase Agreement filed on August 24, 2017 in Form 8-K*
3.5	Addendum No. 1 to Convertible Note Purchase Agreement with Donald P. Hateley dated January 15, 2018 *
3.6	Addendum No. 1 to Convertible Note Purchase Agreement with Alena Borisova dated January 15, 2018*
3.7	Addendum No. 2 to Convertible Note Purchase Agreement with Donald P. Hateley dated May 23, 2018*
3.8	Addendum No. 2 to Convertible Note Purchase Agreement with Alena Borisova dated May 23, 2018*
3.9	Addendum No. 3 to Convertible Note Purchase Agreement with Donald P. Hateley dated December 31, 2018*
3.10	Addendum No. 3 to Convertible Note Purchase Agreement with Alena Borisova dated November 26, 2018*
3.11	Addendum No. 4 to Convertible Note Purchase Agreement with Donald P. Hateley dated February 28, 2019*
3.12	Convertible Note Purchase Agreement and Note with James DuBois dated November 1, 2017*
3.13	Addendum No. 1 to Convertible Note Purchase Agreement with James DuBois dated November 19, 2018*
3.14	Promissory Note with Ajay Sikka dated November 1, 2017*
3.15	Promissory Note between TraqIQ, Inc. and Kunaal Sikka dated September 13, 2018*
3.16	Promissory Note between Swarn Singh and Ci2I Services, Inc. dated January 3, 2017*
3.17	Promissory Note between Swarn Singh and Ci2I Services, Inc. dated February 1, 2017*
3.18	Addendum to January 3, 2017 Promissory Note between Swarn Singh and Ci2I Services, Inc. dated January 2, 2019*
3,19	Addendum to February 1, 2017 Promissory Note between Swarn Singh and Ci2I Services, Inc. dated February 1, 2019*
3.20	Promissory Note between TraqIQ and Satinder Thiara dated May 1, 2018*
3.21	Promissory Note between OmniM2M, Inc. and Satinder Thiara dated May 24, 2016*
3.22	Addendum to May 24, 2016 Promissory Note between OmniM2M, Inc. and Satinder Thiara dated November 19, 2018*
3.23	Convertible Note Purchase Agreement and Note between TraqIQ, Inc. and Krishnan Thyagarajan dated August 1, 2017.*
3.24	Addendum No. 1 to August 1, 2017 Convertible Note Purchase Agreement and Note between TraqIQ, Inc. and Krishnan Thyagarajan dated January 15, 2018.*
3.2 5	Addendum No. 2 to August 1, 2017 Convertible Note Purchase Agreement and Note between TraqIQ, Inc. and Krishnan Thyagarajan dated November 19, 2018.*

3.26	Convertible Note Purchase Agreement and Note between TraqIQ, Inc. and Dharam Sikka dated August 1, 2017.*
3.27	Addendum No. 1 to August 1, 2017 Convertible Note Purchase Agreement and Note between TraqIQ, Inc. and Dharam Sikka dated January 30, 2018.*
3.28	Addendum No. 2 to August 1, 2017 Convertible Note Purchase Agreement and Note between TraqIQ, Inc. and Dharam Sikka dated November 19, 2018.*
3.29	Convertible Note Purchase Agreement and Note between TraqIQ, Inc. and Dharam Sikka dated October 1, 2017.*
3.30	Addendum No. 1 to October 1, 2017 Convertible Note Purchase Agreement and Note between TraqIQ, Inc. and Dharam Sikka dated November 19, 2018.*
3.31	Convertible Note Purchase Agreement and Note between TraqIQ, Inc. and Dharam Sikka dated November 1, 2017*
3.32	Addendum No. 1 to November 1, 2017 Convertible Note Purchase Agreement and Note between TraqIQ, Inc. and Dharam Sikka dated April 30, 2018*
3.33	Addendum No. 2 to November 1, 2017 Convertible Note Purchase Agreement and Note between TraqIQ, Inc. and Dharam Sikka dated November 19, 2018.*
3.34	Convertible Note Purchase Agreement and Note between TraqIQ, Inc. and Dharam Sikka dated April 1, 2018.*
3.35	Addendum No. 1 to April 1, 2018 Convertible Note Purchase Agreement and Note between TraqIQ, Inc. and Dharam Sikka dated November 19, 2018.*
4.1	Form of Subscription Agreement.*
9.1	Letter re: Issuer’s Certified Public Accountant filed on January 30, 2019 in Form 8-K.*
10.1	Share Exchange Agreement filed on August 24, 2017 in Form 8-K/A.*
10.1.2	Stock Purchase Agreement filed on February 1, 2018 in Form 8-K.*
10.3	Master Supplier Services Agreement filed on October 19, 2018 in Form 1-A/A.*
11.1	Consent Opinion of KBL, LLP.*
12.1	Legal Opinion.*

*	Previously filed.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TraQiQ, Inc.

Dated: February 21, 2020	By:	/s/ Ajay Sikka
Ajay Sikka
	Its:	President & CEO